                                                                     EXHIBIT 5.1

                               December 22, 2004

WESCO International, Inc.
225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219

Ladies and Gentlemen:

     We have acted as counsel to WESCO International, Inc., a Delaware corporation (the "Company"), in connection with the sale of 4,000,000 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Company, pursuant to the Registration Statement on Form S-3 (File No. 333-119909) (the "Registration Statement") filed by the Company and its wholly-owned subsidiary, WESCO Distribution, Inc., with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), the related Prospectus dated December 6, 2004 (the "Prospectus"), and the related Prospectus Supplement dated December 16, 2004 (the "Prospectus Supplement").

        You have requested our opinion as to the matters set forth below in connection with the sale by the Company of the Shares. For purposes of rendering that opinion, we have examined the Registration Statement, the Prospectus, the Prospectus Supplement, the Company's Restated Certificate of Incorporation and Bylaws and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials.

     Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

     Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K filed on the date hereof, the incorporation by reference of this opinion into the Registration Statement, the Prospectus and the Prospectus Supplement and the reference to this firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.


                                       Yours truly,

                                       /s/ Kirkpatrick & Lockhart LLP